EXHIBIT 99.2

REPORT ON FORM 8K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 1, 2005

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THE MADONNA CORPORATION

(Name of Small Business issuer in its charter)

   COLORADO

                    000-32445

98-0219214

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer Identification No.)

      incorporation or organization)

7816 CALLA DONNA PLACE, SW, CALGARY, AB T2V 2R1

 (Address of principal executive offices)

(403) 818-6440

                                               (Registrant’s telephone number)

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AGENT FOR SERVICE

        WITH COPY TO:

Thomas J. Charlton

Joseph I. Emas, Attorney at Law

7816 Bella Donna Place, SW

1224 Washington Avenue

Calgary, AB T2V 2R1

Miami Beach, FL 33139

(403) 818-6440

(305) 531-1174

(305) 531-1274

Item 8 01. Other Events

On September 1, 2005 Inge Kerster a former director and majority shareholder, returned for cancellation, 3,500,000 of her 5,000,000 share position leaving her with a total of 1,500,000 shares. Ms. Kerster received no compensation for this action. Continuing ill health was given as the reason for this action.

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

EXHIBITS

99.1

 September15, 2005 Minutes of The Board of Directors

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Madonna Corporation

s/s Thomas J. Charlton

September 15, 2005

     Thomas J. Charlton, President

MINUTES OF THE BOARD OF DIRECTORS

OF

THE MADONNA CORPORATION

On September 15, 2005 at 10:30 AM MDT at a meeting of the Board of Directors of The Madonna Corporation held via telephone, both directors being present and having waived notice, the following resolution was put forth:

RESOLVED:  That the Board of Directors accept for cancellation 3,500,000 common shares held by Ms. Inge Kerster.

The Board thanked Ms. Kerster for her efforts and support on behalf of the Company and wished her well in her future endeavors.

The resolution was passed unanimously.

There being no other business the meeting was adjourned.